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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              COYOTE SPORTS, INC.
                          ---------------------------
            (Exact name of registrant as specified in its charter)


             Nevada                                        88-0326730
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(State of Incorporation or organization)       (IRS employer identification No.)



2291 Arapahoe Avenue, Boulder, Colorado                      80302
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(Address of principal executive offices)                  (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------



               None                                          None
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Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, $.001 par value per share
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                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, $.001 par value per share (the "Common Stock"), of Coyote Sports, Inc., a Nevada corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities," at page 48 of the Registrant's Registration Statement on Amendment No. 2 to Form SB-2, filed with the Securities and Exchange Commission on September 12, 1997 is incorporated hereby by reference.

ITEM 2.   EXHIBITS.
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          1.   Specimen of Certificate representing Registrant's Common Stock.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              COYOTE SPORTS, INC.



Dated: September 15, 1997                     By: /S/ MEL S. STONEBRAKER
                                                 ------------------------------
                                                  Mel S. Stonebraker, President